UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 14, 2014
Date of Report (Date of earliest event reported)

iHookup Social, Inc.
f/k/a Titan Iron Ore Corp.
(Exact name of registrant as specified in its charter)

Nevada	000-52917	98-0546715
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

125 E. Campbell Ave., Campbell, California 95008
(Address of principal executive offices) (Zip Code)

(855) 473-7473
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01

On October 13, 2014, iHookup Social, Inc. (the “Company”) received notice from OTC Markets Group that the Company will be delisted from OTCQB and moved to OTC Pink Sheets on October 14, 2014. On May 1, 2014, OTCQB implemented new eligibility standards for OTCQB which requires companies to maintain a closing bid price of $0.01 per share on at least one of the prior 30 consecutive calendar days. We believe that, among other reasons, due to the conversion of previously issued convertible notes into the Company’s common stock and the sale of such common stock, the closing bid price of the Company’s common stock has fallen below $0.01 for 30 consecutive calendar days from September 11, 2014.

In order to regain OTCQB eligibility, the Company intends to execute a reverse stock split and submit an application for re-listing on OTCQB as soon as reasonably practicable. The Company has also engaged the investor relation firm, Viral Network Inc. (“Megacast”) to assist in communications with investors, potential investors and other participants in the stock markets, and will soon engage Integrative Business Alliance LLC (“IBA”) for the same purpose.

Item  9.01 Financial Statements and Exhibits.

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

iHookup Social, Inc

Date: October 20, 2014	By:	/s/ Robert Rositano
Name: Robert Rositano
Title: CEO